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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of (i) our report dated December 10, 2012 relating to the consolidated financial statements of LRR Energy, L.P. and (ii) our report dated March 27, 2012 relating to the combined financial statements of Fund I (Predecessor), both of which appear in LRR Energy, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 10, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM